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         [SIDLEY AUSTIN BROWN & WOOD LLP, CHICAGO, ILLINOIS LETTERHEAD]



                                                                     Exhibit 5.1


                                  July 8, 2003


Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
Sheraton Holding Corporation
1111 Westchester Avenue
White Plains, New York 10604

                  Re: Registration Statement on Form S-3 of Starwood Hotels & Resorts Worldwide, Inc., Starwood Hotels & Resorts and Sheraton Holding Corporation

Ladies and Gentlemen:

                  We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation"), Starwood Hotels & Resorts, a Maryland real estate investment trust (the "Trust" and, together with the Corporation, the "Company") and Sheraton Holding Corporation (the "Notes Guarantor") with the Securities and Exchange Commission (the "SEC"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) up to $360,000,000 aggregate principal amount of the Corporation's 3.50% Convertible Senior Notes due 2023 (the "Notes"), (ii) the Notes Guarantee (as defined below), (iii) 7,200,000 Shares, each consisting of one share of common stock, par value $0.01 per share, of the Corporation and one Class B share of beneficial interest, par value $0.01 per share, of the Trust, issuable upon conversion of the Notes and (iv) the limited conversion guarantee by the Trust (the "Conversion Guarantee") of the issuance of the Class B shares upon conversion of the Notes under those circumstances set forth in the Indenture (as defined below) (the Notes, the Notes Guarantee, the Shares and the Conversion Guarantee are collectively referred to herein as the "Securities").

                  The Notes are guaranteed (the "Notes Guarantee") by the Notes Guarantor and were issued under an Indenture, dated as of May 16, 2003 (the "Indenture"), among the Corporation, the Trust, the Notes Guarantor and U.S. Bank National Association, as Trustee (the "Trustee"). The Notes were issued and sold to Banc of America Securities, LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., the initial purchasers thereof (the "Initial Purchasers"), without registration under the Securities Act, and were offered and sold by the Initial Purchasers to qualified institutional buyers in reliance on Rule 144A under the Securities Act. In connection with the offer and sale of the Notes, the Corporation and the Notes Guarantor entered into a Registration Rights Agreement, dated as of May 16,

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Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
Sheraton Holding Corporation
July 8, 2003
Page 2


2003 (the "Registration Rights Agreement"), with the Initial Purchasers, providing for the registration of the Securities. The Registration Statement is being filed pursuant to the Registration Rights Agreement.

                  In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement and the exhibits filed therewith, the Notes and the Indenture. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.

                  Based on the foregoing and subject to the assumptions, qualifications and limitations set forth below, it is our opinion that:

                  1. Assuming that (i) the Corporation has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) the Corporation has full right, power and authority to execute, deliver and perform its obligations under the Indenture,
(iii) the Indenture has been duly authorized, executed and delivered by each of the Corporation, the Trust, Notes Guarantor and the Trustee, (iv) the Notes have been duly executed, issued and delivered by the Corporation and duly authenticated by the Trustee as provided in the Indenture and the resolutions of the Board of Directors of the Company creating and authorizing the Notes, and were delivered to the Initial Purchasers against payment of the agreed consideration therefor and (v) the execution, delivery and performance by the Corporation of each of the Indenture and the Notes do not and will not violate the organizational documents of the Corporation, the Notes have been legally issued and constitute binding obligations of the Corporation (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law).

                  2. Assuming that (i) the Notes Guarantor has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) the Notes Guarantor has full right, power and authority to execute, deliver and perform its obligations under the Indenture, (iii) the Indenture has been duly authorized, executed and delivered by each of the Corporation, the Trust, the Notes Guarantor and the Trustee, (iv) the execution, delivery and performance by the Notes Guarantor of the Indenture does not and will not violate the organizational documents of the Notes Guarantor, (v) the Notes have been duly executed, issued and delivered by the Corporation and duly authenticated by the Trustee as provided in the Indenture and the resolutions of the Board of Directors of the Company creating and authorizing the Notes, and were delivered to the Initial Purchasers against payment of the agreed consideration therefor, the Notes Guarantee constitutes a legal obligation of the Notes Guarantor (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law).


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Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
Sheraton Holding Corporation
July 8, 2003
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                  3. Assuming that (i) the Trust has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization (ii) the Trust has full right, power and authority to execute, deliver and perform its obligations under the Indenture, including the Conversion Guarantee, (iii) the Indenture has been duly authorized, executed and delivered by each of the Corporation, the Trust, the Notes Guarantor and the Trustee, (iv) the execution, delivery and performance of the Indenture does not and will not violate the organizational documents of the Trust, (v) the Notes have been duly executed, issued and delivered by the Corporation and duly authenticated and delivered by the Trustee as provided in the Indenture and the resolutions of the Board of Directors of the Company creating and authorizing the Notes, and were delivered to the Initial Purchasers against payment of the agreed consideration therefor, the Conversion Guarantee constitutes a valid and binding obligation of the Trust (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law).

                  We note that (i) a letter of Venable, Baetjer and Howard, LLP, Maryland counsel to the Company, delivered to you concurrently herewith, addresses, among other things, the authorization and execution of the Notes by the Corporation and the authorization and execution of the Indenture by the Corporation and the Trust and (ii) a letter of Lionel Sawyer & Collins, Las Vegas, Nevada, delivered to you concurrently herewith, addresses, among other things, the authorization and execution of the Indenture by the Notes Guarantor.

                  We do not find it necessary for the purposes of this letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various jurisdictions to the issuance of the Securities. This letter is limited the laws of the State of New York and the Securities Act.

                  We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC promulgated thereunder.

                                       Very truly yours,


                                       /s/ Sidley Austin Brown & Wood LLP